Loan Agreement                                                          PNC BANK

     THIS LOAN AGREEMENT (the "Agreement"), is entered into as of September 19, 1999, among ACRODYNE COMMUNICATIONS, INC., a Delaware corporation, and ACRODYNE INDUSTRIES, INC., a Pennsylvania corporation (together, the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

     The Borrower and the Bank, with the intent to be legally bound, agree as follows:

     1. Loan. The Bank has made or may make one or more loans (collectively, the "Loan") to the Borrower subject to the terms and conditions and upon the representations and warranties of the Borrower set forth in this Agreement. The Loan is or will be evidenced by a promissory note or notes of the Borrower and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the "Note") acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference.

     2. Security. The security for repayment of the Loan shall include but not be limited to the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank (the "Security Documents"), which shall secure repayment of the Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of PNC Bank Corp., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "Obligations"). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the
Borrower that all Obligations including those included in the Loan be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default under any Obligation shall be a default under all Obligations.

     This Agreement, the Note and the Security Documents are collectively referred to as the "Loan Documents." Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Documents.

     3. Representations and Warranties. The Borrower hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Obligations are paid in full, and which shall be true and correct except as otherwise set forth on the Addendum attached hereto and incorporated herein by reference (the "Addendum"):

          3.1. Existence, Power and Authority. If not a natural person, the Borrower is duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization and has the power and authority to own and operate its assets and to conduct its business as now or proposed to be carried on, and is duly qualified, licensed and in good standing to do business in all jurisdictions where its ownership of property or the nature of its business requires such qualification or licensing. The Borrower is duly authorized to execute and deliver the Loan Documents, all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken, and the Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents.

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     3.2. Financial Statements.  If the Borrower is not a natural person, it has delivered or caused to be delivered its most recent balance sheet, income statement and statement of cash flows, or if the Borrower is a natural person, its personal financial statement and tax returns (as applicable, the "Historical Financial Statements"). Thee Historical Financial Statements are true, complete and accurate in all material respects and fairly present the financial condition, assets and liabilities, whether accrued, absolute, contingent or otherwise and the results of the Borrower's operations for the period specified therein. The Historical Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied from period to period subject in the case of interim statements to normal year-end adjustments and to any comments and notes acceptable to the Bank in its sole discretion.

          3.3. No Material Adverse Change. Since the date of the most recent Financial Statements, the Borrower has not suffered any damage, destruction or loss, and no event or condition has occurred or exists, which has resulted or could result in a material adverse change in its business, assets, operations, financial condition or results of operation.

          3.4. Binding Obligations. The Borrower has full power and authority to enter into the transactions provided for in this Agreement and has been duly authorized to do so by appropriate action of its Board of Directors if the Borrower is a corporation, all its general partners if the Borrower is a partnership or otherwise as may be required by law, charter, other organizational documents or agreements; and the Loan Documents, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms.

          3.5. No Defaults or Violations. There does not exist any Event of Default under this Agreement or any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its partnership agreement if the Borrower is a partnership, its articles or certificate of incorporation, regulations or bylaws if the Borrower is a corporation or its other organizational documents as applicable; (ii) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement, or other instrument to which it is a party of by which it is bound; or (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law, the action by any court or any governmental authority or agency; and the consummation of this Agreement and the transactions set forth herein will not result in any such default or violation.

          3.6. Title to Assets. The Borrower has good and marketable title to the assets reflected on the most recent Financial Statements, free and clear of all liens and encumbrances, except for (i) current taxes and assessments not yet due and payable, (ii) assets disposed of by the Borrower in the ordinary course of business since the date of the most recent Financial Statements, and (iii) those liens or encumbrances, if any, specified on the Addendum.

          3.7. Litigation. There are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, which could result in a material adverse change in its business, assets, operations, financial condition or results of operations and there is no basis known to the Borrower for any action, suit, proceeding or investigation which could result in such a material adverse change. All pending or threatened litigation against the Borrower is listed on the Addendum.

          3.8. Tax Returns. The Borrower has filed all returns and reports that are required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it or its property or withheld by it, including unemployment, social security and similar taxes, and all of such taxes have been either paid or adequate reserve or other provision has been made therefor.

          3.9. Employee Benefit Plans. Each employee benefit plan as to which the Borrower may have any liability complies in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), including minimum funding requirements, and (i) no Prohibited Transaction (as defined under ERISA) has occurred with respect to any such plan,
(ii) no Reportable Event (as defined under Section 4043 of ERISA) has occurred with respect to any such plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA, (iii) the Borrower has not withdrawn from any such plan or initiated steps to do so, and
(iv) no steps have been taken to terminate any such plan.

          3.10. Environmental Matters. The Borrower is in compliance, in all material respects, with all Environmental Laws, including, without limitation, all Environmental Laws in jurisdictions in which the Borrower owns or operates, or has owned or operated, a facility or site, stores Collateral, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other waste, accepts or has accepted for transport any hazardous

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
substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. Except as otherwise disclosed on the Addendum, no litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of the Borrower's knowledge, threatened against the Borrower, any real property which the Borrower holds or has held an interest or any past or present operation of the Borrower. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or to the best of the Borrower's knowledge has occurred, on, under or to any real property in which the Borrower holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by a governmental authority or other person, and "Environmental Laws" means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any governmental authority concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

          3.11. Intellectual Property. The Borrower owns or is licensed to use all patents, patent rights, trademarks, trade names, service marks, copyrights, intellectual property, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrower.

          3.12. Regulatory Matters. No part of the proceeds of the Loan will be used for "purchasing" or carrying any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

          3.13. Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower's assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and
(iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.

          3.14. Year 2000, The Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of the Borrower, or the ability of the Borrower to duly and punctually pay or perform its obligations hereunder and under the other Loan Documents.

          3.15. Disclosure. None of the Loan Documents contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statements contained in this Agreement or the Loan Documents not misleading. There is no fact known to the Borrower which materially adversely affects or, so far as the Borrower can now foresee, might materially adversely affect the business, assets, operations, financial condition or results of operation of the Borrower and which has not otherwise been fully set forth in this Agreement or in the Loan Documents.

     4. Affirmative Covenants. The Borrower agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will:

          4.1. Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Bank may from time to time reasonably request, and the Borrower will make available to the Bank for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.

          4.2. Interim Financial Statements; Certificate of No Default. Furnish the Bank within forty-five (45) days after the end of each fiscal quarter the Borrower's Financial Statements for such period, in reasonable detail certified by an authorized officer of the Borrower and prepared in accordance with GAAP applied from period to period. The Borrower shall also deliver a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Borrower as to compliance by the Borrower with applicable financial covenants (containing detailed calculations of all financial covenants) for the period then ended and whether any Event of Default exists, and, if so, the nature thereof and the corrective measures the Borrower proposes to take. If the Borrower is not a

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

natural person, "Financial Statements" means the Borrower's consolidated and, if required by the Bank in its sole discretion, consolidating balance sheets, income statements and statements of cash flows for the year, month or quarter together with year-to-date figures and comparative figures for the corresponding periods of the prior year. If the Borrower is a natural person, "Financial Statements" means the Borrower's personal financial statement and tax returns.

          4.3. Annual Financial Statements. Furnish the Borrower's financial Statements to the Bank within one hundred twenty (120) days after the end of each fiscal year. Those Financial Statements will be prepared on a consolidating and consolidated basis in accordance with GAAP by an independent certified public accountant selected by the Borrower and satisfactory to the Bank, together with (i) a report of such independent certified public accountant satisfactory to the Bank; (ii) any management letters of such accountants addressed to the Borrower, or either of them; and (iii) a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Borrower as to compliance by the Borrower with applicable financial covenants (containing detailed calculations of all financial covenants) for the period then ended and whether any Event of Default exists. Audited Financial Statements shall contain the unqualified opinion of an independent certified public accountant and its examination shall have been made in accordance with GAAP consistently applied from period to period.

          4.4 Annual Budgets and Forecasts. Finish annual budgets and forecasts for the Borrower to the Bank within one hundred twenty (120) days after the end of each fiscal year of the Borrower.

          4.5 Annual Financial Statements of Guarantor. Furnish the Bank within one hundred twenty (120) days after the end of each fiscal year of Sinclair Broadcast Group, Inc., a Maryland corporation ("Guarantor"), the Form 1OK filed by Guarantor with the Securities and Exchange Commission.

          4.6 Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Bank in its sole discretion.

          4.7 Maintenance of Existence, Operation and Asset. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue its business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacements, additions and improvements thereto.

          4.8 Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated. In the event of a conflict between the provisions of this Section and the terms of any Security Documents relating to insurance, the provisions in the Security Documents will control.

          4.9 Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).

          4.10 Bank Accounts. Establish and maintain at the Bank the Borrower's primary depository accounts.

          4.11 Financial Covenants. Comply with all of the financial and other covenants, if any, set forth on the Addendum.

          4.12 Additional Reports. Provide prompt written notice to the Bank of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default, (ii) any litigation filed by or against the Borrower that has potential exposure for Borrower in excess of $50,000, or that might result in a material adverse change in the business, assets, operations, financial condition or results of operation of Borrower;
(iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plans(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.

     5. Negative Covenants. The Borrower covenants and agrees that from the date of execution of this Agreement until all Obligations have been fully paid and any commitments of the Bank to the Borrower have been terminated, the Borrower will not, except as set forth in the Addendum, without the Bank's prior written consent:

          5.1. Idebtedness. Incur any indebtedness for borrowed money other than; (i) the Loan and any subsequent indebtedness to the Bank; (ii) open account trade debt incurred in the ordinary course of business and not past due; and (iii) operating leases incurred in the ordinary course of business not to exceed $50,000 in additional lease obligations incurred in any one year period.

          5.2. Liens and Encumbrances. Except as provided in Section 3.6, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any arrangement for the acquisition of property subject to any conditional sales agreement.

          5.3. Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.

          5.4. Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, or make or have outstanding, any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments with or in Bank or its affiliates or investments disclosed on the Borrower's Historical Financial Statements or acceptable to the Bank in its sole discretion. Notwithstanding the foregoing, Borrower may make loans or advances not to exceed $25,000 in the aggregate made within any one year period to employees.

          5.5. Merger or Transfer of Assets. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired.

          5.6. Change in Business, Management or Ownership. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership.

          5.7. Dividends Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, except for the amount of federal and state income tax of the principals of the Borrower attributable to the earnings of the Borrower where the Borrower is an S corporation, or a partnership or a limited liability company.

     6. Events of Default. The occurrence of any of the following will be deemed to be an Event of Default:

          6.1. Covenant Default. The Borrower shall default in the performance of any of the covenants or agreements contained in this Agreement (other than the requirement for the payment of money) and such default shall remain uncured for a period of thirty (30) days after written notice by Bank to Borrower of the default.

          6.2. Breach of Warranty. Any Financial Statement, representation, warranty or certificate made or furnished by the Borrower to the Bank in connection with this Agreement shall be false, incorrect or incomplete when made.

          6.3. Other Default The occurrence of an Event of Default as defined in the Note or any of the Security Documents.

Upon the occurrence of an Event of Default, the Bank will have all rights and remedies specified in the Note and the Security Documents and all rights and remedies (which are cumulative and not exclusive) available under applicable law or in equity.

     7. Conditions. The Bank's obligation to make any advance under the Loan is subject to the conditions that as of the date of the advance:

          7.1. No Event of Default. No Event of Default or event which with the passage of time, provision of notice or both would constitute an Event of Default shall have occurred and be continuing;

          7.2. Authorization Documents. The Bank shall have been furnished certified copies of resolutions of the board of directors, the general partners or the members or managers of any partnership,

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
corporation or limited liability company that executes this Agreement, the Note or any of the Security Documents or the other Loan Documents; or other proof of authorization satisfactory to the Bank; and

          7.3. Receipt of Loan Documents. The Bank shall have received the Loan Documents and such other instruments and documents which the Bank may reasonably request in connection with the transactions provided for in this Agreement, which may include an opinion of counsel for any party executing any of the Loan Documents in form and substance satisfactory to the Bank.

          8. Expenses. The Borrower agrees to pay the Bank, upon the closing of this Agreement, and otherwise on demand, all reasonable costs and expenses incurred by the Bank in connection with the preparation, negotiation and delivery of this Agreement and the other Loan Documents, and any modifications thereto, and the collection of all of Borrower's Obligations to the Bank, including but not limited to enforcement actions, relating to the Loan, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement, including reasonable fees and expenses of counsel (which may include costs of in-house counsel), expenses for auditors, appraisers and environmental consultants, lien searches, recording and filing fees and taxes.

     9. Increased Costs. On written demand, together with the written evidence of the justification therefor, the Borrower agrees to pay the Bank, all direct costs incurred and any losses suffered or payments made by the Bank as a consequence of making the Loan by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets.

     10. Miscellaneous.

          10.1. Notices All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to a party's address set forth below or to such other address as any party may give to the other in writing for such purpose:

To the Bank:          PNC Bank, National Association
                      Valley Forge Regional Banking Center
                      1000 Westlakes Drive  Suite 200
                      Berwyn, PA 19312
                      Facsimile No. (610)725-5799
                      Telephone No.: (610)725-5700
                      Attention; Diane M. Shaak, Vice-President

To the Borrower:      Acrodyne Communications, Inc.
                      Acrodyne Industries, Inc.
                      516 Township Line Road
                      Blue Bell, PA 19422
                      Facsimile No.:  (215)542-0664
                      Telephone No.: (215) 542-7000 Ext. 158
                      Attention: Ronald R. Lanchoney

With a copy to:       Steven A. Thomas, Esquire
                      Thomas & Libowitz, P.A.
                      100 Light Street
                      Baltimore, MD 21202-1053
                      Facsimile No.: (410)252-2046
                      Telephone No.: (410) 752-2468

          10.2. Preservation of Rights. No delay or omission on the Bank's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank 's action or inaction impair any such right or power. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.

          10.3. Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.4. Changes In Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case will entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance.

          10.5. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          10.6. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

          10.7. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns; provided however, that the Borrower may not assign this Agreement in whole or in part without the Bank's prior written consent and the Bank at any time may assign this Agreement in whole or in part.

          10.8. Interpretation. In this Agreement unless the Bank and the Borrower otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Unless otherwise specified in this Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP. If this Agreement is executed by more than one party as Borrower, the obligations of such persons or entities will be joint and several.

          10.9. Indemnity. The Borrower agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the Indemnified Parties ) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Agreement or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Agreement, any other Loan Document, or the use of the proceeds of the Loan; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement, payment of any Loan and assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

          10.10. Assignments and Participations. At any time, without any notice to the Borrower, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank's interest in the Loan. Notwithstanding the foregoing, Bank shall endeavor to give notice to Borrower of such disposition, but failure by Bank to give such notice shall not in any manner constitute a default by Bank in its obligations to Borrower. The Borrower hereby authorizes the Bank to provide, without any notice to the Borrower, any information concerning the Borrower, including information pertaining to the Borrower's financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Loan.

          10.11. Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank's office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and the Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

          WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     11. Additional Conditions. The Bank's obligation to make any Loan to the Borrower hereunder shall be subject to the following conditions:

          11.1 Cancellation of Sovereign Bank Commitments. The Bank shall have been furnished with evidence of cancellation of all commitments from, and evidence of repayment in full of all indebtedness by the Borrower, or either of them, to Sovereign Bank.

          11.2 Termination of Sovereign Liens. The Bank shall have been furnished with evidence of termination all liens granted by the Borrower, or either of them, to Sovereign Bank on any and all personal property owned by either of them (both tangible and intangible), both now owned or hereafter acquired or arising.

The Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and his been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:                                 ACRODYNE COMMUNICATIONS, INC.

/s/ Carol E. McCormack                  By: /s/ A. Robert Mancuso
Print Name: Carol E. McCormack                                        (SEAL)
Title:                                  Print Name: A. Robert Mancuso
(Include title only if an officer       Title: President
of entity signing to the
right)

ATTEST:
                                        ACRODYNE INDUSTRIES, INC.
/s/ Carol E. McCormack                  By: /s/ Ronald R. Lanchoney
Print Name: Carol E. McCormack                                        (SEAL)
Title:                                  Print Name: Ronald R. Lanchoney
(Include title only if an officer       Title: CFO
of entity signing to the
right)

                                        PNC BANK, NATIONAL ASSOCIATION
                                                                      (SEAL)
                                        By: /s/ Daniel Takonshian
                                        Print Name: Daniel Takonshian
                                        Title: Vice President

COMMONWEALTH OF Pennsylvania  )
                              )    ss:
COUNTY OF Montgomery          )

     On this, the 19th day of Sept 1999, before me a Notary Public, the undersigned officer, personally appeared A. Robert Mancuso, who acknowledged himself/herself to be the Pres CEO of Acrodyne Communications, Inc. a Delaware corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation as such officer.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

NOTORIAL SEAL
EVE R. BROZYNO, Notary Public
Plymouth Twp., Montgomery County
My Commission Expires Nov. 8, 1999                /s/ Eve R. Brozyno
                                                  Notary Public
My commission expires:


COMMONWEALTH OF Pennsylvania  )
                              )    ss:
COUNTY OF Montgomery          )


     On this, the 19th of Sept, 1999, before me, a Notary Public, the undersigned officer, personally appeared Ronald Lanchoney, who acknowledged himself/herself to be the CFO of Acrodyne Industries, Inc. a Pennsylvania corporation, and that he/she, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation as such officer.

IN WITNESS WHEREOF I hereunto set my hand and official seal.

NOTORIAL SEAL
EVE R. BROZYNO, Notary Public
Plymouth Twp., Montgomery County
My Commission Expires Nov. 8, 1999                /s/ Eve R. Brozyno
                                                  Notary Public
My commission expires:

ADDENDUM to that certain Loan Agreement dated September _, 1999 among ACRODYNE COMMUNICATIONS, INC., a Delaware corporation, and ACRODYNE INDUSTRIES, INC., a Pennsylvania corporation, together as the Borrower and PNC BANK, NATIONAL ASSOCIATION, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

3.6 Title to Assets. Describe additional liens and encumbrances below:






3.7 Litigation. Describe pending or threatened litigation, proceedings, etc, below:

CONTINUATION OF ADDENDUM

                              FINANCIAL COVENANTS

X The Borrower will maintain at all times on and after December 31, 1999 a minimum Tangible Net Worth of S4,500,000.00.

Cash Flow means net income plus depreciation plus amortization plus other non-cash items.

Current Maturities means the current principal maturities of all indebtedness for borrowed money (including amortization of capitalized lease obligations) having an original term of one year or more, as shown on the Borrower's balance sheet as of the end of the prior fiscal year, together with any prepayments of such indebtedness made [during the prior fiscal year] [during the prior 12 month period].

Tangible Net Worth means stockholders' equity in the Borrower less any indebtedness to third parties and all items properly classified as intangibles, in accordance with generally accepted accounting principles (including good will and the value of all non-compete agreements) plus advances that the Bank deems has been satisfactorily subordinated.

Unfunded Capital Expenditures mews capital expenditures made from the Borrower's funds other than borrowed funds.